UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 30, 2013, Regions Financial Corporation (the “Company”) issued and sold $750,000,000 aggregate principal amount of the Company’s 2.00% Senior Notes due 2018 (the “Notes”). The Notes were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed therein, dated April 25, 2013. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-186811) filed with the Securities and Exchange Commission on February 22, 2013, and the prospectus contained therein, as supplemented by the prospectus supplement dated April 25, 2013. The Company received approximately $745 million in proceeds, after underwriting discounts and commissions and before offering expenses, from the sale of the Notes. The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Notes were issued pursuant to an Indenture, dated as of August 8, 2005, as supplemented by the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated April 30, 2013, between the Company and Deutsche Bank Trust Company Americas, as trustee. The Sixth Supplemental Indenture, which includes the form of Notes, is attached as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

1.1	Underwriting Agreement, dated April 25, 2013, by and among Regions Financial Corporation and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed therein.

4.1	Sixth Supplemental Indenture, dated April 30, 2013, between Regions Financial Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of 2.00% Senior Notes due 2018 (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

8.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: April 30, 2013